NEWS RELEASE

Exhibit 99.1

Investor Contact:
James E. Perry
Vice President, Finance and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Solid Fourth Quarter and Full Year Results

DALLAS – February 18, 2009 – Trinity Industries, Inc. (NYSE:TRN) today reported net income for the fourth quarter ended December 31, 2008 of $44.8 million, or $0.58 per common diluted share compared with net income of $78.3 million, or $0.97 per common diluted share for the same quarter a year ago. The fourth quarter of 2008 included a negative impact of $0.04 per common diluted share resulting from the loss of tax deductions allowed for domestic manufacturing companies in prior years.

The Company will be carrying back its 2008 taxable loss to prior years. As a result, the Company expects to receive a tax refund of $98.7 million during 2009. This is reflected on the consolidated balance sheet as an income tax receivable.

Revenues for the fourth quarter of 2008 were $883.8 million compared with revenues of $1,103.3 million for the same quarter of 2007.

For the year ended December 31, 2008, the Company reported earnings from continuing operations of $287.3 million, or $3.61 per common diluted share, compared with earnings from continuing operations of $293.8 million, or $3.65 per common diluted share, for 2007. For the year ended December 31, 2008, the Company reported net income of $285.8 million, or $3.59 per common diluted share, compared with net income of $293.1 million, or $3.65 per common diluted share, for 2007. Revenues for the year ended December 31, 2008 were a Company-record $3,882.8 million, compared with $3,832.8 million for 2007.

“Our fourth quarter results demonstrated the positive aspects of the diversification of our portfolio of businesses during a tough economy,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President.

As previously reported, TrinityRail® shipped approximately 7,050 railcars and received orders for approximately 1,180 railcars during the fourth quarter of 2008. As of December 31, 2008, TrinityRail’s railcar order backlog totaled approximately $720 million, representing approximately 8,260 railcars, compared to a railcar order backlog at December 31, 2007 of approximately $2.7 billion, representing approximately 31,870 railcars.

Trinity’s railcar leasing business, Trinity Industries Leasing Company (“TILC”), grew by approximately 3,940 railcars during the fourth quarter of 2008. At December 31, 2008, TILC’s fleet totaled approximately 47,850 railcars. This compares to a fleet of approximately 36,090 railcars at December 31, 2007. The utilization of the lease fleet at December 31, 2008 was 98.6% compared with 99.2% at December 31, 2007.

During the fourth quarter of 2008, Trinity sold $87.1 million worth of railcars to TRIP Rail Leasing LLC (“TRIP”); $51.7 million of this total was from Trinity’s railcar manufacturing companies and $35.4 million was from TILC. From TRIP’s inception in June 2007 through December 31, 2008, it has purchased $987.9 million worth of railcars, including both new car purchases from Trinity’s railcar manufacturing companies and purchases from TILC. TRIP has the capacity to purchase an additional $412.1 million worth of railcars by June 2009. All railcar sales to TRIP have leases with independent third parties. In January 2009, an equity investor exercised its option requiring Trinity to purchase an additional 5% of the equity in TRIP Rail Holdings LLC for approximately $9.0 million. As a result, Trinity now holds a 25% equity ownership in TRIP Rail Holdings LLC, the member-manager of TRIP. Trinity has no further obligations to purchase additional equity from other investors in TRIP. TILC is responsible for managing TRIP’s railcars.

Revenues for Trinity’s Energy Equipment Group grew 13.8% during the fourth quarter of 2008 over the same quarter of 2007, and operating profit grew 44.9%, compared to the same quarter in 2007, a result of growth in the structural wind towers business. Sales of structural wind towers accounted for 66.2% of the total revenues for the Energy Equipment Group in the fourth quarter of 2008, compared to 64.1% of the total revenues for the Energy Equipment Group in the same quarter of 2007. The order backlog for structural wind towers at December 31, 2008 totaled approximately $1.4 billion, compared to an order backlog of approximately $702 million at December 31, 2007.

Revenues for Trinity’s Inland Barge Group grew 28.0% during the fourth quarter of 2008 to $175.9 million, compared to the same quarter of 2007. Operating profit for the group was $35.7 million. The Inland Barge Group’s order backlog was approximately $528 million at December 31, 2008, compared to approximately $753 million at December 31, 2007.

Revenues from Trinity’s Construction Products Group declined 15% over the same quarter of 2007 due to decreased demand for concrete, aggregates, and highway products.

Trinity’s total available liquidity at December 31, 2008 was approximately $775 million. This includes the cash balance of $161.8 million, as well as the available amounts in the Company’s $425 million Corporate Revolver and $600 million Railcar Leasing Warehouse facility.

For the first quarter of 2009, Trinity expects net income ranging from $0.20 to $0.30 per common diluted share. Due to the uncertainty of the U.S. economy, Trinity has elected not to provide guidance beyond the first quarter.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on February 19, 2009 to discuss its fourth quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-0121 until 11:59 p.m. Eastern on February 26, 2009.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW –

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2008	2007
Revenues	$883.8	$1,103.3
Operating profit	$109.8	$146.1
Interest expense, net	28.5	17.0
Other (income) expense, net	5.3	0.1

Income from continuing operations before income taxes	76.0	129.0
Provision for income taxes	31.4	50.5

Income from continuing operations	44.6	78.5
Discontinued operations:
Income (loss) from discontinued operations, net of provision (benefit) for income taxes of $0.2 and $-	0.2	(0.2)

Net income	$44.8	$78.3

Net income per common share:
Basic:
Continuing operations	$0.58	$0.99
Discontinued operations	—	—

	$0.58	$0.99

Diluted:
Continuing operations	$0.58	$0.97
Discontinued operations	—	—

	$0.58	$0.97

Weighted average number of shares outstanding:
Basic	76.9	79.1
Diluted	77.7	80.5

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2008	2007
Revenues	$3,882.8	$3,832.8
Operating profit	$549.0	$512.8
Interest expense, net	95.3	64.0
Other (income) expense, net	(9.1)	(14.4)

Income from continuing operations before income taxes	462.8	463.2
Provision for income taxes	175.5	169.4

Income from continuing operations	287.3	293.8
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $(-) and $(0.2)	(1.5)	(0.7)

Net income	$285.8	$293.1

Net income per common share:
Basic:
Continuing operations	$3.67	$3.73
Discontinued operations	(0.02)	(0.01)

	$3.65	$3.72

Diluted:
Continuing operations	$3.61	$3.65
Discontinued operations	(0.02)	—

	$3.59	$3.65

Weighted average number of shares outstanding:
Basic	78.4	78.7
Diluted	79.7	80.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended December 31,
Revenues:	2008	2007
Rail Group	$652.3	$592.4
Construction Products Group	151.7	178.3
Inland Barge Group	175.9	137.4
Energy Equipment Group	161.3	141.8
Railcar Leasing and Management Services Group	122.4	194.3
All Other	20.6	19.4
Eliminations – lease subsidiary	(370.1)	(137.6)
Eliminations – other	(30.3)	(22.7)

Consolidated Total	$883.8	$1,103.3

Operating profit (loss):	Three Months Ended December 31,
	2008	2007
Rail Group	$41.3	$76.4
Construction Products Group	7.6	13.3
Inland Barge Group	35.7	26.3
Energy Equipment Group	24.2	16.7
Railcar Leasing and Management Services Group	34.9	46.9
All Other	1.1	(0.2)
Corporate	(11.6)	(8.2)
Eliminations – lease subsidiary	(22.1)	(22.2)
Eliminations – other	(1.3)	(2.9)

Consolidated Total	$109.8	$146.1

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Year Ended December 31,
Revenues:	2008	2007
Rail Group	$2,563.4	$2,381.5
Construction Products Group	741.2	733.0
Inland Barge Group	625.2	493.2
Energy Equipment Group	632.6	433.9
Railcar Leasing and Management Services Group	535.9	631.7
All Other	78.7	69.8
Eliminations – lease subsidiary	(1,162.4)	(828.5)
Eliminations – other	(131.8)	(81.8)

Consolidated Total	$3,882.8	$3,832.8

Operating profit (loss):	Year Ended December 31,
	2008	2007
Rail Group	$247.7	$347.6
Construction Products Group	58.2	58.2
Inland Barge Group	119.2	72.6
Energy Equipment Group	100.3	50.1
Railcar Leasing and Management Services Group	158.9	161.2
All Other	2.5	1.8
Corporate	(41.3)	(34.9)
Eliminations – lease subsidiary	(86.3)	(138.0)
Eliminations – other	(10.2)	(5.8)

Consolidated Total	$549.0	$512.8

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)

(unaudited)	December 31,	December 31,
	2008	2007
Cash and cash equivalents	$161.8	$289.6
Receivables, net of allowance	251.3	296.5
Income tax receivable	98.7	—
Inventories	611.8	586.7
Net property, plant, and equipment (1)	2,990.6	2,069.8
Other assets	801.6	800.6

	$4,915.8	$4,043.2

Accounts payable and accrued liabilities	$699.4	$684.3
Debt (2)	1,905.9	1,374.2
Deferred income	71.8	58.4
Deferred income taxes	341.9	142.1
Other liabilities	65.6	57.5
Stockholders’ equity	1,831.2	1,726.7

	$4,915.8	$4,043.2

(1) Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,175.6	$1,065.6
Accumulated depreciation	(620.2)	(565.4)

	555.4	500.2

Leasing:
Machinery and other	37.0	36.1
Equipment on lease	2,973.2	1,996.7
Accumulated depreciation	(232.7)	(214.4)

	2,777.5	1,818.4

Deferred profit on railcars sold to the Leasing Group	(342.3)	(248.8)

	$2,990.6	$2,069.8

(2) Debt
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Senior notes	201.5	201.5
Other	2.7	3.1

	654.2	654.6

Leasing – Recourse:
Equipment trust certificates	61.4	75.7

Total recourse	715.6	730.3

Leasing – Non-recourse:
Secured railcar equipment notes	320.0	334.1
Warehouse facility	312.7	309.8
Promissory notes	557.6	—

	1,190.3	643.9

	$1,905.9	$1,374.2

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income (loss) plus interest expense, income taxes, and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended December 31,
	2008	2007
Income from continuing operations	$44.6	$78.5
Add:
Interest expense	29.0	20.4
Provision for income taxes	31.4	50.5
Depreciation and amortization expense	37.2	32.9

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$142.2	$182.3

	Year Ended December 31,
	2008	2007
Income from continuing operations	$287.3	$293.8
Add:
Interest expense	100.4	76.2
Provision for income taxes	175.5	169.4
Depreciation and amortization expense	140.3	118.9

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$703.5	$658.3

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